Ex-99.23(j)(ii)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information in this Registration Statement (Form N-1A No. 2-74905), and to the incorporation by reference therein of our report dated February 10, 1999 on the financial statements and financial highlights of The Guardian Cash Fund, Inc.

                                             ERNST & YOUNG LLP

New York, New York
April 26, 1999